Exhibit 5.1
[Letterhead of Burns & Levinson LLP]

July 13, 2022

Board of Directors
Kiora Pharmaceuticals, Inc.
332 Encinitas Boulevard, Suite 102
Encinitas, CA 92024

Ladies and Gentlemen:

We have acted as counsel to Kiora Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-1 (Registration No. 333-271699) (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on May 5, 2023, as amended on May 12, 2023 and May 31, 2023, with respect to the offer and sale of (a) 2,582,160 shares (the “Common Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (b) 5,500 shares (the “Preferred Shares”) of the Company’s Series F Convertible Preferred Stock, par value $0.01 per share (the “Series F Preferred Stock”), which are convertible into an aggregate of 2,582,160 shares of the Company’s Common Stock (the “Conversion Shares”) and (c) Class C Warrants (the “Class C Warrants”) to purchase an aggregate of 2,582,160 shares of Common Stock (the “Class C Warrant Shares”), and (d) Class D Warrants (the “Class D Warrants” and, together with the Class C Warrants, the “Warrants”) to purchase an aggregate of 2,582,160 shares of Common Stock (the “Class D Warrant Shares” and, together with the Class C Warrant Shares, the “Warrant Shares”). The Common Shares, Preferred Shares, Conversion Shares, Warrants and Warrant Shares are referred to herein collectively as the “Securities.”

The Securities are to be sold to the underwriter for resale to the public as described in the Registration Statement and pursuant to the underwriting agreement referred to in the Registration Statement (the “Underwriting Agreement”). We have assumed that the sale of the Securities by the Company and the exercise price of the Warrants will be at a price established by the Board of Directors of the Company or a duly-formed Pricing Committee thereof in accordance with the Delaware General Corporation Law that is at least the par value for each share of Common Stock being sold as part of the Securities and upon conversion of the Preferred Shares and exercise of the Warrants. We have also assumed that: (i) the Conversion Shares will be properly delivered to the persons electing to convert the Preferred Shares; (ii) the Warrant Shares will be properly delivered to the persons exercising the Warrants, and (iii) at the time of exercise of the Warrants, the consideration for the issuance and sale of the Common Stock in connection with such exercise is an amount that is not less than the par value of the Common Stock. With respect to the Conversion Shares and the Warrant Shares, we express no opinion to the extent that future issuances of securities of the Company, including the Conversion Shares and the Warrant Shares, may cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued and available for issuance.

In connection with this opinion, we have examined and relied upon the Registration Statement and the related prospectus, the Company’s Restated Certificate of Incorporation, as amended, the Company’s Third Amended and Restated By-Laws, the Underwriting Agreement, the Class C Warrants, the Class D Warrants, the form of Certificate of Designation designating the Series F Preferred Stock (the “Certificate of Designation”), and such instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Kiora Pharmaceuticals, Inc.
May 31, 2023

Based upon the foregoing, we are of the opinion that:

1.            The Common Shares, when offered, sold, issued and delivered by the Company as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Underwriting Agreement (including, without limitation, the payment in full of all applicable consideration therefor), against payment therefor, will be validly issued, fully paid and non-assessable.

2.            The Preferred Shares, when offered, sold, issued and delivered by the Company as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Underwriting Agreement (including, without limitation, the payment in full of all applicable consideration therefor), against payment therefor, will be validly issued, fully paid and non-assessable.

3.            When the Warrants have been offered, sold, issued, duly executed and delivered by the Company as described in the Registration Statement and the related prospectus, and in accordance with, and in the manner set forth in, the Underwriting Agreement (including, without limitation, the payment in full of all applicable consideration therefor), against payment therefor, such Warrants will constitute binding obligations of the Company.

4.            The Conversion Shares, when they and the Preferred Shares are offered, sold, issued and delivered by the Company and the Preferred Shares are validly converted as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Underwriting Agreement and the Certificate of Designation (including, without limitation, the payment in full of all applicable consideration therefor, and issuance and delivery of the Conversion Shares as described therein, including proper execution and delivery to the persons electing to convert the Preferred Shares of certificates for the underlying Conversion Shares in the form approved by the Company’s Board of Directors), against payment therefor, will be validly issued, fully paid and non-assessable.

5.            The Warrant Shares, when they and the Warrants are offered, sold, issued and delivered by the Company and the Warrants are validly exercised as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Underwriting Agreement and the Warrants (including, without limitation, the payment in full of all applicable consideration therefor, including the exercise price, and issuance and delivery of the Warrant Shares as described therein, including proper execution and delivery to the persons exercising the Warrants of certificates for the underlying Warrant Shares in the form approved by the Company’s Board of Directors), against payment therefor, will be validly issued, fully paid and non-assessable.

This opinion is limited to the General Corporate Laws of the State of Delaware and the United States federal laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or foreign jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement.

In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. This opinion letter is given to you solely for use in connection with the offer and sale of the Securities while the Registration Statement is in effect and is not to be relied upon for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement.

Very truly yours,

/s/ Burns & Levinson LLP

Burns & Levinson LLP